EXHIBIT 10.8

                              ["LOGO WITH TEXT OF "INNOVATIVE MEDICAL SERVICES"]


                                  Nutripure(R)
                           Exclusive Dealer Agreement

This Dealer Agreement, effective as of ___________, 2001, is between Innovative Medical Services ("IMS"), a California corporation with offices at 1725 Gillespie Way, El Cajon, California 92020 and____________________________,
located at __________________________________(hereinafter the "Dealer"), and collectively referred to as the "Parties."

WHEREAS, IMS manufactures a line of residential water treatment systems under the trade name NUTRIPURE(R), and authorizes certain dealers to purchase as distributors and to thereafter sell such systems to retail end-users; and

WHEREAS, Dealer desires to be appointed as an authorized IMS dealer.

NOW, THEREFORE, IMS and Dealer agree as follows:

1. PRODUCTS AND TERRITORY. IMS appoints Dealer as its authorized retail dealer to market, sell and service water treatment equipment and related products and supplies sold by IMS under the "Nutripure(R)" trade name ("Products") within the geographic area designated in Exhibit "A," hereto as the "Territory." Dealer accepts said appointment pursuant to the following terms and conditions.

2. DEALER'S OBLIGATIONS. Dealer shall actively and professionally promote the distribution and service of NUTRIPURE(R) products within the Territory during the term of the Agreement. To that end, Dealer and IMS shall from time-to-time develop an agreed upon protocol for the proper and ethical solicitation of retail customers, which will include lawful and productive "lead development" methods. Dealer shall establish and maintain a suitable place of business within the Territory, will develop a business E-Mail address, and will maintain dedicated telephone lines for both phone and fax. Consistent with Paragraphs 5 and 6 hereinafter, Dealer shall prominently display the NUTRIPURE(R) trademark at its place of business, on all vehicles, in telephone directory ads, on business cards, and on all other printed advertising materials. Dealer shall in all respects comport with ethical business practices and standards including, but not limited to: a) Dealer shall cause all sales, lease, rental and debt collection and other business practices to be made in conformance with all applicable local, state and federal laws. If IMS provides any advice, forms, contracts, documentation or literature to Dealer, Dealer is responsible for ascertaining that such items are in conformance with the referenced laws; b) Dealer shall cause all installation and service work to be done in a prompt, competent and workmanlike manner, and in strict adherence to all applicable laws. Any Dealer charge(s) to customers for repairs and/or service shall not exceed Dealer's normal and customary charges for similar services. Dealer is obligated to use only repair or replacement parts which have been purchased from or approved by IMS; and, c) Dealer shall not cause or permit its personnel to act in a manner which is injurious to the reputation of IMS and/or the NUTRIPURE(R) trademark.
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Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______

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3. DEALER RESTRICTIONS. Dealer's appointment is subject to the following conditions. Dealer is authorized to sell Products to retail customers only. Dealer is authorized to promote Products in the assigned Territory only. Dealer is prohibited from selling, leasing, renting or promoting equipment, parts, products or supplies of any other manufacturer which are similar to or which compete with IMS Products. Dealer is not permitted to appoint any subdealers or subdistributors without IMS' prior written approval, and any such approved subdealer(s) must agree in writing to conform to the requirements of this Agreement.

4. EXCLUSIVITY. So long as Dealer is in full compliance with this Agreement and specifically continues on an ongoing basis to meet the Dealer's agreed upon Minimum Purchase Requirements specifically identified in Exhibit "B" hereto, IMS will not appoint any other dealer to promote or service IMS Products for residential use within the Territory. Notwithstanding the foregoing, IMS may provide warranty replacements and/or repairs to customers of prior NUTRIPURE(R) dealers within the Territory. IMS reserves the absolute and exclusive right to sell and service or to appoint others to sell and service Products for commercial or industrial use within the Territory. Further, IMS shall not be responsible, obligated and/or liable to Dealer in any way whatsoever in connection with any unauthorized sale or service of Products within the Territory by a third party, regardless of whether such sales or services are in violation of any agreement between the third party and IMS.

5. USE OF IMS' NAMES OR MARKS. Dealer will not include the terms "IMS," "Innovative Medical Services," or "NUTRIPURE(R)" in its corporate, limited liability company, partnership or proprietorship name. Dealer specifically covenants not to do business as "IMS" or "Innovative Medical Services," and in no event whatsoever shall Dealer use the name "IMS," "Innovative Medical Services," or "NUTRIPURE(R)," in connection with any products other than IMS Products. However, Dealer shall use the term "Authorized Independent Dealer for Nutripure(R) Consumer Water Products" in connection with the marketing and sale of IMS Products, as referenced in Paragraph 2, above.

6. OWNERSHIP OF TRADE NAMES AND MARKS. The IMS name and the associated NUTRIPURE(R) trademark (and the copyrights of all materials created by IMS or used in connection with the Products) are and will remain the property of IMS. Dealer will use trade names, marks and logos only as directed or approved in writing by authorized IMS personnel, and will promptly institute any changes requested by IMS. Dealer will not, during or after the term of this Agreement, adopt any trade name, trademark, service mark or logo, which is similar to or likely to be confused with any names or marks used by IMS. Dealer will immediately notify IMS of any claims or complaints made by third Parties related to names or trademarks of IMS and will permit (but not obligate) IMS to assume the defense of any action against Dealer in connection with such names or trademarks.
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Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______

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7. TERM. The term of this Agreement shall be the one-year period beginning on the effective date set forth above, unless earlier terminated by IMS as permitted under this Agreement. Dealer may renew this Agreement for an additional one-year period by giving IMS written notice of its desire to do so at least 60 days prior to the end of the initial term, provided that Dealer (a) has remained at all times in strict compliance with all of the terms and conditions of this Agreement, including but not limited to the Minimum Purchase Requirements enumerated in Exhibit "B," and (b) agrees to any new Minimum Purchase Requirements established in its discretion by IMS for the renewal term.

8. MINIMUM PURCHASE REQUIREMENTS. Dealer will make reasonable efforts to promote and sell the Products. During each quarterly (three-month) period of this Agreement, and as an express condition of maintaining its dealer status with IMS, Dealer will purchase from IMS and fully pay for the number of Units established in Exhibit "B," herein as the Minimum Purchase Requirements. "Units" shall be defined as meaning point-of-entry ("POE") water conditioning systems, and shall not include point-of-use ("POU") drinking water systems.

9. PRICE AND PAYMENT. Products will be sold by IMS to Dealer at the prices established by IMS from time-to-time. Exhibit "C" hereto specifies the prices and quantity breakdowns applicable as of the date of execution hereunder. IMS is entitled to change its prices at any time by giving 30-days written notice to Dealer specifying newly established purchase terms and/or conditions. Dealer will pay invoices within the time specified therein by IMS. Dealer will pay interest on any overdue invoice amount at the rate of 1-1/2 percent per month (or the highest rate allowed by law, whichever is less), said interest to be compounded monthly. Dealer will pay all costs and expenses (including reasonable attorneys' fees) incurred by IMS in the collection of any overdue amounts and interest thereon. Dealer will pay all sales, use and other taxes and all shipping costs related to the sale or service of Products.

10. SUPPLY OF PRODUCT. Subject to availability, IMS will use reasonable efforts to timely supply Dealer's requirements for Products. Dealer will not alter any Products or combine them with products of another manufacturer without IMS' prior written approval, and IMS will not have any responsibility with respect to any alterations or additions by Dealer. IMS may provide technical and/or sales advice to Dealer during the term of this Agreement. Dealer will be responsible for evaluating such advice to determine its suitability for Dealer's purposes. IMS MAKES NO EXPRESS OR IMPLIED WARRANTIES REGARDING SUCH ADVICE, and assumes no responsibility or liability in connection with Dealer's use of any such advice.

11. SHIPMENT. Products will be shipped F.O.B. from IMS' designated manufacturing or warehouse facility. IMS will not be liable for any delay in shipment or other damage suffered by Dealer from any cause beyond IMS' reasonable control. IMS will retain title to all Products until it receives payment, but Dealer will bear all risks of Product casualty or loss and any expense related thereto from the time Products are delivered by IMS to the carrier for shipment to Dealer. Dealer acknowledges that it is hereby advised by IMS to purchase insurance to protect itself from this assumed risk of loss. Dealer must make claims for any damages that are apparent at the time of delivery within 3 business days in writing to the shipper and to IMS; all other claims for damaged goods or shortages must be made by Dealer in writing within five business days after receipt of shipment.

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Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______

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12. RETURNS. Dealer shall not be entitled to return any conforming Products to
IMS without IMS' prior written consent. Any Products returned to IMS must be in "like new" condition and in their original containers, with all accompanying documentation intact, and must be Products that IMS continues to carry in its inventory. Should IMS determine to grant permission to the Dealer to return Product, Dealer will pay a minimum 20 percent restocking charge on any Products returned to IMS, and will pay all associated shipping costs.

13. SECURITY INTEREST. In the event IMS provides financing or guarantees the financing of any Products sold to Dealer, Dealer grants IMS a security interest in all Products and in all proceeds from Dealer's sale of Products as security for payment of all indebtedness owed to or guaranteed by IMS. Dealer agrees to execute and deliver any documents IMS requests in order to legally perfect IMS' security interest, including formal security agreement(s) and/or UCC-1 financing statements.

14. NONCONFORMING PRODUCTS. Dealer's sole and exclusive remedy in connection with Products purchased from IMS that are damaged or that do not conform to IMS' written specifications will be pursuant to the warranty provisions included in Exhibit "D," hereto. In no event will IMS by liable to the Dealer for alleged consequential or punitive damages.

15. CONFIDENTIALITY. Dealer acknowledges that it will receive confidential and proprietary business information (in written or other forms) from IMS regarding IMS' business, Products and/or services. Dealer agrees to hold in confidence all such information that is not readily available to the public or clearly intended for communication to others, and will not disclose such information to third parties or use it for purposes other than those contemplated by this Agreement. This confidentiality provision shall survive the termination or expiration of this Agreement. If requested to do so by IMS, Dealer agrees to execute a more formal "Confidentiality and Non-Disclosure Agreement."

16. INSURANCE AND INDEMNITY. Dealer will maintain in full force and effect (and at no cost to IMS) a comprehensive general business liability and product liability insurance policy with coverage per incident in an amount of at least $1,000,000.00. IMS shall be named as an "additional insured" on such policy(ies), and will be promptly provided with courtesy copies upon issuance. Dealer shall notify IMS within 10 days of any formal or informal civil, administrative and/or criminal claim in any way related to IMS, NUTRIPURE(R), or the Agreement. Additionally, Dealer will hold IMS (and its shareholders, directors, officers, attorneys, and agents) harmless, and will indemnify and defend each and all of them from any asserted liability, loss, damages, costs or expenses (including reasonable attorneys fees) alleged to have occurred due to the intentional or negligent acts or omissions of Dealer or its officers, employees, agents or subdealers.

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Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______

17. COMPLIANCE WITH LAWS. Dealer will honestly, faithfully, and strictly comply with all applicable federal, state and local laws. Dealer expressly indemnifies and agrees to defend IMS and/or its officers and agents regarding any civil, administrative, or criminal claims made as a result of Dealer's alleged violation of this paragraph.

18. TERMINATION. This Agreement may be immediately terminated by IMS if after 30 days written notice Dealer: (a) remains in noncompliance with the Minimum Purchase Requirements; (b) continues without written authorization to sell Products outside the Territory; (c) remains in default of payment obligations to IMS for Products purchased; (d) sells, leases, rents or promotes equipment, products or supplies of another manufacturer which are similar to or which compete with the Products; (e) continues in material violation of any other term or condition of this Agreement, or engages in any conduct which is detrimental to the IMS name or the NUTRIPURE(R) trademark; (f) purports to transfer its rights under this Agreement or transfers the beneficial ownership or control of its business; and/or (g) becomes the subject of a bankruptcy proceeding, makes a general arrangement with creditors, has a receiver appointed, becomes insolvent, goes into liquidation, or ceases to function as a going concern.

19. POST-TERMINATION OBLIGATIONS. Following termination of this Agreement by either party or upon expiration of the term, Dealer will, at its expense: (a) return to IMS all business and marketing documents and other materials provided by IMS to Dealer, including all copies thereof, (b) cease using the IMS and NUTRIPURE(R) names and trademarks, (c) discontinue the use of all confidential and proprietary information of IMS, and (d) take whatever other actions are reasonably requested by IMS which are consistent with the termination of Dealer's role as an authorized IMS dealer.

20. AFFILIATES. Anything that the Dealer is prohibited from doing under this Agreement shall be considered a violation of this Agreement if done directly or indirectly by any person or entity which owns or controls Dealer, is owned or controlled by Dealer, or is under common ownership or control with Dealer.

21. EXCUSABLE DELAY. IMS will not be liable for any failure or delay in the delivery of Products due to circumstances beyond its reasonable control, such as natural catastrophe, fire, war, riot or civil unrest, strike, lockout or other labor disturbance, shortage or unavailability of materials, components or transportation facilities, or any act, refusal to act, regulation, order or intervention of governmental authorities.

22. INDEPENDENT CONTRACTOR. Dealer is an independent contractor of IMS, and nothing in this Agreement will be construed to create between IMS and Dealer an employment, agency, partnership, joint venture or other similar legal relationship. Dealer does not have any authority, and will not claim to have any authority, to bind or obligate IMS in any manner.

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Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______

23. NOTICES. All notices shall be in writing and shall be deemed given (a) when delivered by hand, fax (confirmed by regular mail) or courier, or (b) three days after postmark of certified or registered mail, postage prepaid, and return receipt requested. Notice to a party shall be given to the address set forth in the preamble, or to such other address(es) as may be subsequently designated pursuant to proper notice by either party.

24. GOVERNING LAW AND DISPUTE RESOLUTION. The substantive laws of the state of California govern this Agreement, without reference to any conflict of laws provision(s). All disputes and controversies arising out of and/or related to this Agreement and the transactions contemplated by this Agreement shall be determined exclusively by binding mediation/arbitration ("med/arb") in accordance with the then current commercial dispute procedures of the American Arbitration Association, and will be conducted only in the county of San Diego, California. The arbitrator shall have the authority to order discovery, by way of deposition, interrogatory, document production, or otherwise, as the arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. The Parties expressly submit to the jurisdiction of said San Diego arbitrator, and voluntarily waive any right to assertion of the principle of "inconvenient forum." The Parties waive any rights either might otherwise have to consequential, multiple or punitive damages. The Parties each expressly forever waive any right to trial by jury, or to any appeal of the arbitrator's decision. The prevailing party in any such dispute shall be entitled to attorneys' fees and costs at the discretion of the arbitrator, and the award of the arbitrator may be rendered as a judgment only by a San Diego based state or federal court.

25. APPROVALS AND WAIVERS. The failure of either party to enforce any provision of this Agreement shall not act as a waiver of its rights to enforcement.

26. SEVERABILITY. If any provision of this Agreement is held illegal, invalid or unenforceable, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected.

27. ASSIGNMENT. Neither party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder, except that IMS may assign its rights to receive payments. A change in the beneficial ownership or control of Dealer will be considered an assignment of this Agreement.

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Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______

28. RIGHT OF FIRST REFUSAL. Dealer hereby grants IMS the right of first refusal to acquire Dealer's business of selling IMS Products. At least 30 days before Dealer's proposed sale of such business to a third party, Dealer will give IMS written notice setting forth the name of the prospective purchaser, the selling price, and any other material terms of the proposed sale. IMS shall then have 30 days within which to exercise its option by giving Dealer written notice of its intention to acquire such business on terms substantially similar to those offered by the third party. If IMS fails to exercise its option within such 30-day period, Dealer shall be free for 90 days to sell the business to such third party upon terms no more favorable to the third party than those set forth in Dealer's notice to IMS. IMS reserves the unfettered right to qualify any new proposed dealer(s).

29. WARRANTIES. Dealer acknowledges that the warranty available from IMS regarding the Products is exclusively one of repair or replacement, more particularly described in Exhibit "D," hereto. Dealer has the express obligation of disclosing to each respective end-user the precise terms and conditions of said IMS warranty (and the restrictions and conditions thereon). Dealer further undertakes the responsibility on a best-efforts basis to coordinate and monitor the return to IMS from the end user of the applicable warranty card, which warranty card return shall be postmarked to IMS within 10 days of the installation of the applicable Product. Except as set forth above, IMS MAKES NO WARRANTIES WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

30. MISCELLANEOUS. Any amendments of this Agreement must be in writing and signed by both Parties. Any waivers must be in writing and signed by the party against which enforcement is being sought. The headings in this Agreement are for convenience only and are not a part of the Agreement.

31. INDEPENDENT LEGAL ADVICE. Both Parties to this Agreement have been provided with ample opportunity to seek independent legal and business advice regarding the propriety of executing this Agreement, and have either done so or waive that privilege.

32. JOINT DRAFTING. This Agreement has been drafted with the joint cooperation of the Parties such that any ambiguity that may exist in the language is to be interpreted in an evenhanded manner.

33. FINAL INTEGRATION. This Agreement is the final and integrated contract between the parties, and it supersedes any prior or contemporaneous written or oral understandings.

34. FAXED EXECUTION. Each Party hereto shall be authorized to rely upon the signature(s) of the other Party hereto which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement, provided that each Party covenants and agrees that it shall, upon request, deliver an executed original of the same to the Party so receiving the previous facsimile signature within ten (10) business days of said request.

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Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______

35. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

36. TIME IS OF THE ESSENCE. Time is of the essence with respect to any act or performance as set forth in this Agreement.

37. FURTHER DOCUMENTS. Each Party will, whenever and as often as it shall be reasonably requested by the other Party, execute, acknowledge and deliver such further instruments and documents as may be necessary in order to carry out the intent and purpose of this Agreement.

38. WARRANTY OF AUTHORITY. Each person signing this Agreement on behalf of an entity warrants that he or she has the authority to bind said entity by signing this Agreement.

Executed effective as of the date first set forth in this Agreement.


                                  DEALER:


                                  -----------------------------
                                  Company Name (print or type)


Dated: _______________            By:
                                     --------------------------
                                     Signature

                                  Print name:
                                             --------------------------

                                  Title:
                                        -------------------------------


                                  INNOVATIVE MEDICAL SERVICES


Dated: _______________            By:
                                     -----------------------------------
                                     Michael L. Krall, its President / CEO


                                       8

Nutripure(R) Exclusive Dealer Agreement
                                    Dealer initials: _____  IMS initials: ______


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